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                                                                      EXHIBIT 23

     Consent of Ernst & Young LLP, Independent Certified Public
                                  Accountants
                   ------------------------------------------

         We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-29136) pertaining to the CSX Corporation Capital Builder Plan of our report dated June 24, 2002, with respect to the financial statements of the CSX Corporation Capital Builder Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2001.

                                         /s/ ERNST & YOUNG LLP



Jacksonville, Florida
June 24, 2002